UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report: April 15, 2005
(Date of earliest event reported)

ORTHOLOGIC CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-21214	86-0585310

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1275 West Washington Street, Tempe, Arizona	85281

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:
(602) 286-5520

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

     This Form 8-K is to describe executive officer compensation actions taken by the Compensation Committee of OrthoLogic Corp. (the “Company”) and approved by the Company’s Board of Directors (the “Board”) at a meeting of the Board on April 15, 2005.

     The Board approved the following cash bonus for Thomas R. Trotter, the Company’s former President and Chief Executive Officer for service during 2005:

EXECUTIVE OFFICER	2005 BONUS

Thomas R. Trotter, President and Chief Executive Officer until March 15, 2005	$35,480

The 2005 bonus equaled 100% of Mr. Trotter’s maximum cash bonus amount, prorated for the time period in 2005 for which he was the Company’s President and Chief Executive Officer.

     In addition, the Board approved certain performance-based criteria by which discretionary cash bonuses to the Company’s executive officers will be determined in respect of the year ending December 31, 2005. The maximum cash bonus for each executive officer is set as a percentage of each officer’s respective base salary. In accordance with the terms of his employment agreement with the Company, Dr. Pusey’s target bonus is fixed at 50% of his base salary. The 2005 target bonuses for Sherry A. Sturman, the Company’s Chief Financial Officer, and Dr. James T. Ryaby, the Company’s Chief Technology Officer, were set at 45% of their current base salary. The 2005 base salary and the maximum amount payable as a discretionary cash bonus for the Company’s named executive officers (as defined in Regulation S-K, Item 402(a)(3)) are as follows:

EXECUTIVE OFFICER	2005 BASE SALARY	MAXIMUM CASH BONUS FOR 2005

Dr. James M. Pusey President and Chief Executive Officer	$350,000	$175,000

Sherry A. Sturman Senior Vice President & Chief Financial Officer	$200,000	$90,000

James T. Ryaby, Ph.D. Senior Vice President of Research and Clinical Affairs and Chief Technology Officer	$235,000	$105,750

     For each of the named executive officers, the bonus performance criteria include both an individual performance component and a corporate performance component, which components are weighted 70% for satisfaction of the corporate objectives and 30% for satisfaction of the individual objectives. The criteria for the corporate performance component were established at the April 15, 2005 Board meeting and include the achievement of various objectives relating to the Company’s drug development program, financial operations and regulatory compliance. The criteria for the individual performance component for Dr. Pusey were also established at the meeting and relate to objectives aimed at, among other things, optimizing management efficiencies and furthering the Company’s strategic plan through its continued development of the Chrysalin Product Platform.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 21, 2005	ORTHOLOGIC CORP.
/s/ Sherry A. Sturman
Sherry A. Sturman
Chief Financial Officer